Exhibit 4.1

AMERICA’S CAR-MART, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE. The purpose of the AMERICA’S CAR-MART Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees with an incentive to advance the interests of AMERICA’S CAR-MART, INC., a Texas corporation (the “Company”) by affording them an opportunity to purchase stock of the Company at a favorable price.

2.  ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation and Stock Option Committee of the Company (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). In the absence of such appointment, the Board shall serve as the Committee. Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant’s option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

3.  PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is eligible by law to participate in the Plan shall be a “Participating Company” during the period that such corporation is such a parent or subsidiary corporation; provided, however, that (a) the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company’s Plan participation and (b) any foreign parent or subsidiary corporation of the Company shall be eligible to participate in the Plan only upon approval of the Committee. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

4.  ELIGIBILITY. All employees of the Company and the Participating Companies who are employed by the Company or any Participating Company (including any predecessor entity) for the applicable “Service Period” (defined below in this paragraph 4) as of the applicable “Date of Grant” (defined below in paragraph 6) and who are customarily employed at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan as of the first day of the next calendar quarter; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code) (“Eligible Employee”). “Service Period” means the period of service (including any authorized leave of absence meeting the requirements of Treasury Regulation §1.421-7(h)(2)) that an employee of the Company or a Participating Company must complete to be eligible to begin participating in the Plan. The applicable Service Period is 12 months.

5.  STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed two hundred thousand (200,000) shares of the authorized $0.01 par value common stock of the Company (“Stock”), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6.   GRANT OF OPTIONS. (a) GENERAL STATEMENT; “DATE OF GRANT”; “OPTION PERIOD”; “DATE OF EXERCISE”. Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a “Date of Grant”). The term of each option granted shall be for a six (6) month period ending on June 30 or December 31 (each such six (6) month period is herein referred to as an “Option Period”). The last day of each Option Period is herein referred to as a “Date of Exercise.” The number of whole and fractional shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each Participant in accordance with subparagraph 6(b) and the payments made by such Participant pursuant to subparagraph 6(f) during the Option Period divided by the “Option Price” (defined in subparagraph 7(b)) of the Stock.

(b)    ELECTION TO PARTICIPATE; DEDUCTION AUTHORIZATION. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan (a “Participant”) shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form proscribed by the Committee whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his “Eligible Compensation” (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 100% of the amount of Eligible Compensation (after taxes and any other authorized payroll deductions are withheld) from which the deduction is made; or (ii) an amount which will result in noncompliance with the limitations stated in subparagraph 6(e).

(c)    CHANGES IN PAYROLL AUTHORIZATION. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the Option Period.

(d)    “ELIGIBLE COMPENSATION” DEFINED. The term “Eligible Compensation” means the gross (before taxes and other authorized payroll deductions are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option Period, but shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) amounts realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

(e)    $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds, in any one calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code) $25,000 of the Fair Market Value of Stock (determined at the time the option is granted).

(f)    LEAVES OF ABSENCE. The Participant’s employment relationship in respect of any option granted under this Plan will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, such period during which the Participant continues to be guaranteed reemployment rights by statute or contract as described in Treasury Regulation Section 1.421-7(h)(2). Participant takes an unpaid leave of absence, then such Participant may not make additional contributions under the Plan while on unpaid leave of absence (except to the extent of any Eligible Compensation paid during such leave), and the Participant’s payroll deductions for the applicable Option Period shall remain subject to the Plan and used to exercise options on the next following Date of Exercise.

(g)    CONTINUING ELECTION. A Participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or with respect to any subsequent Date of Grant prior to any such respective Date of Grant, shall be deemed to have made the same election, including the same payroll deduction authorization for such next following and/or subsequent date(s) of grant as was in effect for the Date of Grant for which he made such election to participate. A Participant who wants to discontinue participation in the Plan for a subsequent Option Period shall deliver to the Company a notice of withdrawal, on a form proscribed by the Committee, at least thirty (30) days prior to the beginning of the Option Period.

7.    EXERCISE OF OPTIONS. (a) General Statement. Each Participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each Date of Exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the “Option Price” (as defined in subparagraph 7(b)) whole shares of Stock.

(b)     “OPTION PRICE” DEFINED. The Option Price per share of Stock to be paid by each Participant on each exercise of his option shall be an amount equal to 85% of the Fair Market Value of the Stock on the Date of Exercise. For all purposes under the Plan, the “Fair Market Value” of a share of Stock means, for a particular day:

(i)
If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)
If subparagraph (i) does not apply and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)
If subparagraphs (i) and (ii) do not apply and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)
If subparagraphs (i) (ii), and (iii) do not apply at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)
If subparagraphs (i), (ii), or (iii) apply, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(c)    DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each Date of Exercise, the Company shall issue one or more certificates representing the total number of whole and fractional shares of Stock respecting options exercised by all of the Eligible Employees under this Plan during such Option Period. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency the authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant in the Plan except to return to him the amount of the balance in his account. A Participant may, on the form proscribed by the Committee, request the Company to deliver to such Participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, as soon as administratively practicable following the termination of a Participant’s employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. At any time when a certificate is issued to a Participant for shares of Stock the Plan shall also send to the Participant a check for fractional shares of Stock then held on his behalf under the Plan.

While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce.

The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

(d)    HOLDING PERIOD. A Participant may not dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan until the later of twelve (12) months following the Date of Exercise of such shares or twenty-four (24) months following the Date of Grant for such shares (the “Holding Period”), regardless of whether the Participant is issued the applicable share certificates or whether the Company, or its agent, retains the share certificates; provided, however, the Holding Period with respect to a Participant’s shares of Stock shall expire upon such earlier date and to the extent that the Committee determines, in its sole discretion, that such Participant would otherwise have qualified for a hardship distribution from the Company’s 401(k) Plan. Upon the expiration of the Holding Period for any share of Stock, the Participant may dispose of such Stock as long as such disposition complies with all applicable securities laws. At the sole discretion of the Company, share certificates may bear a legend describing the restriction set forth in this subparagraph 7(d).

(e)    INSUFFICIENCY OF SHARES AVAILABLE FOR ISSUANCE. If the total number of shares of Stock remaining available for issuance pursuant to paragraph 5 (the “Share Availability”) is less than the total number of shares of Stock that could otherwise be acquired pursuant to all options for a given Option Period, after application of the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(e)) (the “Total Share Limit”), then the number of shares of Stock that could otherwise be acquired pursuant to each option for the given Option Period shall be reduced such that the ratio of the total number of shares of Stock that could be acquired pursuant to each option for the given Option Period, after adjustments for the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(e)), to the Total Share Limit, equals the ratio of the total number of shares that may be acquired pursuant to each option for the given Option Period, after adjustments for the limitations in paragraphs 6(a), 6(b), 6(e) and this paragraph 7(e), to the Share Availability. If the application of the adjustment provided in this paragraph 7(e) entitles an Eligible Employee to an option for a fraction of a share of Stock, the Eligible Employee’s payroll deductions that would be used to purchase that fractional share of Stock shall be returned to the Eligible Employee as soon as administratively practicable.

8.    WITHDRAWAL FROM THE PLAN. (a) GENERAL STATEMENT. Any Participant may withdraw in whole from the Plan at any time prior to thirty (30) days before the exercise date relating to a particular Option Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form proscribed by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the Participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

(b)    ELIGIBILITY FOLLOWING WITHDRAWAL. A Participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current Option Period, but shall be eligible to participate again in the Plan in a subsequent Option Period (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

9.    TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate. Notwithstanding the preceding provisions of this paragraph 9, if a Participant’s employment terminates within the last two weeks of an Option Period, the Participant’s participation in the Plan shall not automatically terminate until the end of the Option Period and such Participant shall be deemed to have exercised his options at the end of the Option Period pursuant to paragraph 7, unless the Participant has timely elected to withdraw in whole from the Plan as provided in paragraph 8, in which case the preceding sentence shall apply.

10.          RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan. The designation of a beneficiary in accordance with paragraph 11 shall not constitute an assignment for purposes of this paragraph.

11.          DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant’s credit under the Plan in the event of such Participant’s death prior to delivery to him of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice during Participant’s lifetime. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

12.          NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, a Participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a Participant’s Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable and in accordance with applicable law, pay the Participant any cash dividends attributable thereto and facilitate the Participant’s voting rights attributable thereto.

13.          CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to appropriately adjust the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

“Change in Control” means the occurrence of any of the following events:

(i)    The agreement to acquire or tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)         Completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iii)        Completion of a total liquidation or dissolution of the Company approved by the stockholders of the Company.

14.          USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his account under the Plan.

15.          TERM OF THE PLAN. Subject to stockholder approval, additional shares of Stock may be made available for issuance pursuant to the Plan. Options relating to such additional shares may be granted prior to obtaining the requisite stockholder approval; provided, however, that no such options shall be exercisable prior to stockholder approval and if stockholder approval is not obtained within 12 months of the grant of such options the options shall be cancelled, without Participant recourse except that any payroll deductions related to the options shall be returned to the applicable Participants.

16.          AMENDMENT OR TERMINATION THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

17.          SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

18.          NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

EXECUTED this ____ day of _______________.

AMERICA’S CAR MART, INC., a Texas corporation

By:
Name:
Title: